Exhibit 10.16

PRODUCT PURCHASE AGREEMENT

          This PRODUCT PURCHASE AGREEMENT (this “Agreement”), dated and effective as of the Effective Date defined below, is entered into by and between SUMOWORKS, LIMITED (“Sumo”) with an address of Unit 1806, 18/F., Lippo House, Causeway Bay Plaza 2, 463-483 Lockhart Road, Causeway Bay, Hong Kong, and LUND INSTRUMENT ENGINEERING, INC. doing business as PowerStream Technology (“PowerStream”) with an address of 140 S. Mountain Way Drive, Orem, Utah 84058.

RECITALS

          A.          Sumo is engaged in the business of designing, developing, marketing and selling electric motor powered minibikes and other products and desires to use the Licensed Product in its electric minibike products.

          B.          PowerStream has developed and has proprietary rights associated with the Licensed Product (defined below).

          C.          Sumo desires to purchase and PowerStream desires to sell the Licensed Product.

AGREEMENT

          NOW, THEREFORE, Sumo and PowerStream, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, agree as follows:

1.       DEFINITIONS

          1.1.       “Affiliate” means, as to a Party, any corporation or other entity which, directly or indirectly, through one or more intermediaries, controls (i.e., possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise), is controlled by, or is under common control with such Party.

          1.2.       “Agreement” means this Product Purchase Agreement.

          1.3.        “Confidential Information” means information, materials, or work products that are considered to be proprietary and confidential, including without limitation, “know-how,” trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of production and distribution, technical processes, designs and design projects, and inventions and research projects of a Party. All information disclosed or otherwise made available to a Party by the other Party, as well as all information, work product, materials, memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, created by a Party for the other Party, shall be deemed to be Confidential Information.

          1.4.        “Effective Date” means September 24, 2002.

          1.5.        “Intellectual Property Rights” means rights or interests in and to any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, names, logos, artwork, designs, discoveries, computer programs, software products and related source code and documentation, processes, and all other intangible assets, properties and rights.

          1.6.        “Licensed Product” means a PWM controller with design considerations described in Schedule A.

          1.7.        “Party” means Sumo or PowerStream.

          1.8.        “Regulatory Authorities” means any local, state, or federal governmental agency or institution having jurisdiction over a Party.

          1.9.        “Third Party” means any entity that is not a Party.

2.       PURCHASE OF LICENSED PRODUCT

          2.1.        Purchase of Licensed Product. Subject to the terms and conditions of this Agreement, PowerStream hereby agrees to sell to Sumo the Licensed Product for a price of no more than six dollars ($6.00) per unit delivered to the assembly facility designated by Sumo.

          2.2.        Affiliates. Sumo may extend its rights herein to any Affiliate if the Affiliate consents to be bound by this Agreement to the same extent as Sumo.

3.       DEVELOPMENT ROYALTY

          3.1.        Development Royalty. Sumo shall pay to PowerStream a royalty of seventy-five cents per unit that contains the Licensed Product for which Sumo has collected payment for during a given calendar quarter.

4.       MANUFACTURING OF THE LICENSED PRODUCT

          4.1.        Manufacturing. To the extent of its capacity, PowerStream agrees to provide the Licensed Product according the design specifications indicated in Schedule A, and any specifications received from Sumo from time to time, and to maintain a defective rate of less than one percent (1%). If the defective rate exceeds one percent, PowerStream shall promptly make any corrections to the manufacturing of the Licensed Product. If Sumo requires more units of the Licensed Product than PowerStream is able to produce in a reasonable timeframe, Sumo shall have the right to have additional Licensed Product manufactured at a another facility of its choosing as long as it abides by the terms of confidentiality set forth in Section 9 below.

          4.2.        Inspection of Manufacturing Facility. Sumo shall have the right prior to and at any time, with or without advanced notice, during the term of this Agreement to inspect all manufacturing facilities where the Licensed Product is manufactured for the purpose of determining production capacity, quality and other compliance to the terms set forth in this Agreement.

5.       PAYMENTS AND TAXES

          5.1.        Payment for the Licensed Product. Payment for the Licensed Product will be made to PowerStream within 30 days of the latter of the date a shipment of the License Product arrives at the assembly facility designated by Sumo or the date of invoice for that shipment.

          5.2.        Payment of the Royalty. Payment for the royalty of Section 3.1 above will be made to PowerStream within 30 days of the end of each calendar quarter. For purposes of this agreement, a calendar quarter shall end on the last day of March, June, September, and December.

          5.3.        Taxes, Assessments or Other Chargers. Payment hereunder shall be made without deductions of taxes, assessments or other chargers of any kind which may be imposed by the Government of the United States of America or any political subdivision thereof with respect to any amounts due to PowerStream pursuant to this Agreement, and such taxes, assessments or other charges shall be paid by PowerStream.

6.       TERM AND TERMINATION

          6.1.        Term. This Agreement shall become effective on the Effective Date and shall, unless earlier terminated pursuant to Sections 6.2, 6.3, 6.4 and 6.5 below, continue for three (3) years from the Effective Date (the “Term”).

          6.2.        Termination Due to Breach. In the event of a breach of this Agreement by one Party hereto, and if such breach is not cured within thirty (30) days after written notice complaining thereof is received by such Party, the other Party may terminate this Agreement forthwith by written notice to that effect to such Party.

          6.3.        Termination Due to Bankruptcy or Insolvency of the Other Party. Each Party shall also have the right to terminate this Agreement forthwith by giving written notice of termination to the other Party at any time, upon or after:

                        6.3.1.        the filing of the other Party of a petition in bankruptcy or insolvency; or

                        6.3.2.        any adjudication that the other Party is bankrupt or insolvent; or

                        6.3.3.        the filing by the other Party of any legal action or document seeking reorganization, readjustment or arrangement of the other Party’s business under any law relating to bankruptcy or insolvency; or

                        6.3.4.        the appointment of a receiver for all or substantially all of the property of the other Party; or

                        6.3.5.        the making by the other Party of any assignment for the benefit of creditors; or

                        6.3.6.        the institution of any proceedings for the liquidation or winding up of the other Party’s business or for the termination of its corporate charter; or

                        6.3.7.        the assignment to a Third Party of all or substantially all of the assets of the other Party.

          6.4.       Termination Due to Intellectual Property Infringement. If it is proven that the manufacture, development, or intellectual property related to the Licensed Product (regardless of use) infringes a patent or other intellectual property of a Third Party, Sumo shall be entitled to terminate this Agreement by giving written notice of such termination to PowerStream.

          6.5.        Termination Due to Manufacturing Defects. If Sumo experiences a return rate of more than the rate indicated in Section 4.1 above, due to manufacturing or design defects of the Licensed Product, then Sumo will give PowerStream written notice of the number of such defects and PowerStream will have 30 days to correct such defects. If PowerStream is unable to correct such defects, Sumo shall, at its option, be entitled to terminate this Agreement by giving written notice of such termination to PowerStream.

7.       INDEMNIFICATION

          7.1.        PowerStream’s Indemnification. PowerStream shall indemnify and hold harmless Sumo (and any of its affiliates, subsidiaries, officers, directors, employees or agents) from any claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable attorney’s fees and costs and any expenses incurred in the settlement or avoidance of any such claim, which result from or are in connection with:

                        7.1.1.        a breach of any of the provisions, representations or warranties, undertaken by PowerStream in this Agreement;

                        7.1.2.        any infringement of a Third Party’s intellectual property rights as a result of the manufacturing or use of the Licensed Product;

                        7.1.3.        any federal, state or foreign civil or criminal actions relating to the design, development, manufacturing or use of the Licensed Product.

          7.2.        Written Notice and Defense of Claim. PowerStream and Sumo shall give prompt written notice to the other Party of any indemnified claim under this Section 7.1.

          7.3.        Sumo’s Product Liability Insurance. Sumo shall, at its own expense, obtain a comprehensive policy of general liability insurance from a recognized insurance company. Such policy of insurance shall be in an amount deemed sufficient by Sumo and shall provide for adequate protection against any suits, claims, loss or damage.

8.       THIRD PARTY INFRINGEMENT CLAIMS

          8.1.        Defense of Third Party Intellectual Property Claims. If either Party receives notice that a claim is made or brought by a Third Party that the manufacturing, development, use, Marketing Materials, sale or intellectual property related to the Licensed Product (regardless of use) infringes a patent or other intellectual property of such Third Party, the Party who receives notice will give the other Party prompt written notice of such claim. PowerStream shall have the sole discretion and right to seek to dispose of said claim or to conduct the defense of any suit resulting from such claim. Sumo at its option and expense may participate in any suit resulting from such claim that may directly affect its rights in and to the Licensed Product or its Confidential Information.

          8.2.        Mutual Decisions. From the Effective Date and using their good faith efforts, Sumo and PowerStream shall discuss any claim or suit, made or brought by a Third Party for infringement of patent rights or other intellectual property rights that such Third Party's patent or rights are infringed by the manufacture, development, use, marketing or sale of the License Product.  Specifically, Sumo and PowerStream shall mutually try to agree on:

                        8.2.1.        the strategy for such suit or claim, e.g. whether to negotiate a settlement, sue or withdraw from the country in which infringement is claimed;

                        8.2.2.        the basis to be determined for sharing the costs of litigation, damages awarded, and royalty, if any, to be paid to the Third Party;

                        8.2.3.        which Party should conduct the defense or if both Sumo and PowerStream should jointly defend; and

                        8.2.4.        the consequences of such decisions, such as amendment to this Agreement with regard to royalties due to PowerStream or termination of this Agreement.

9.       CONFIDENTIALITY

          9.1.        Retain Information in Confidence. Each Party shall use good faith efforts to retain in confidence and not disclose to any Third Party each other's Confidential Information disclosed pursuant to the terms of this License. Such good faith efforts shall mean the same degree of care, but no less than a reasonable degree of care, as the receiving Party uses to protect its own confidential information of a like nature. Sumo and PowerStream shall use the same good faith efforts with respect to the products and technology already in its possession.

          9.2.        Exceptions to Confidentiality. Excepted from the obligation of confidence under Section 9.1 is that information which is available, or becomes available, to the general public without fault of the receiving Party; or is obtained by the receiving Party without an obligation of confidence from a Third Party (other than a governmental agency or Regulatory Authority) who is rightfully in possession of such information and is under no obligation of confidentiality to the disclosing Party concerning such information; or is required by law or by court order to be disclosed by the receiving Party in which case the receiving Party will use good faith efforts to limit such disclosure to that required by law and to maintain the confidentiality of the disclosed information to the extent possible; or must be necessarily disclosed to Regulatory Authorities by either Party; or is released from confidentiality in writing by the disclosing Party. For the purpose of Section 9.1, a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain, or in the possession of the receiving Party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving Party, but only if the combination itself and its principle of operation are in the public domain or in the possession of the receiving Party.

          9.3.        Notice of Compelled Disclosure. Notwithstanding the provisions of Section 9.1, if the receiving Party becomes legally compelled to disclose any of the disclosing Party's Confidential Information, the receiving Party shall promptly advise the disclosing Party of such required disclosure in order that the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the Confidential Information which is legally required to disclose. Such a disclosure shall not release the receiving Party with respect to the Confidential Information so disclosed except to the extent of permitting the required disclosure.

          9.4.        Disclosure to Affiliates and Contractors. Sumo may disclose Confidential Information to its Affiliates, sublicensees, consultants and, when permitted herein, its contractors (parties under contract with Sumo or its Affiliates for the custom manufacturing or shipping of the Licensed Product) as may be necessary to exercise the rights granted hereunder under conditions of confidentiality at least as stringent as those set out in Section 9.1, 9.2 and 9.3.

          9.5.        Return of Documents. In the event of termination of this Agreement prior to its normal expiration, Sumo and PowerStream will cease their use of the other Party's Confidential Information provided hereunder and, on request, within sixty (60) days either return all such Confidential Information, including any copies thereof, or will promptly destroy the same and certify such destruction to the disclosing Party; except that such Confidential Information that is or has become no longer subject to confidentiality under Section 9.2 need not be returned or destroyed. Notwithstanding the foregoing, Both parties may retain such copies of documents as may be necessary for the defense of product liability or other litigation or similar proceedings relating to Licensed Product, and both Parties may retain one copy thereof in its legal department as a record of what was transmitted.

          9.6.        Recognition of Proprietary Technology. Sumo’s understanding is that the design of the Licensed Product is proprietary technology developed by PowerStream and further agrees that it will not reproduce, re-sell, manufacture, reverse engineer, or exploit the circuit design, except under the conditions set forth in Section 4.1 above and then only with express written consent from PowerStream.

          9.7.        Survival of Confidentiality. Termination of this Agreement for any reason shall not relieve the Parties of their obligations under Section 9. The provisions of Section 9 shall survive termination of this Agreement for ten (10) years.

10.     MISCELLANEOUS

          10.1.        Intellectual Property Rights Disclaimer. SUMO MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE SCOPE OR VALIDITY OF THE INTELLECTUAL PROPERTY RIGHTS. SUMO DOES NOT WARRANT THAT THE DESIGN, DEVELOPMENT, ADVERTISING, MARKETING OR SALE OF THE LICENSED PRODUCT OR THE USE OF THE INTELLECTUAL PROPERTY RIGHTS WILL NOT INFRINGE UPON PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY. ANY WARRANTY THAT MAY BE PROVIDED IN ANY APPLICABLE PROVISION OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER COMPARABLE LAW OR STATUTE IS EXPRESSLY DISCLAIMED. POWERSTREAM HEREBY ASSUMES THE RISK OF INFRINGEMENT.

          10.2.        Governing Law. The construction and performance of this Agreement shall be governed by and shall be subject to the laws of Utah.

          10.3.        Dispute Resolutions. The Parties hereto shall use their best efforts to resolve by mutual agreement any disputes, controversies or differences which may arise from, under, out of or in connection with this Agreement. If any such disputes, controversies or differences cannot be settled between the Parties hereto, they shall be finally settled by arbitration in accordance with the rules and standards of the American Arbitration Association and by three (3) arbitrators appointed in accordance with the said. The award rendered by the arbitrators shall be final and binding upon the Parties hereto. Judgment upon the award may be entered into any court having jurisdiction thereof.

          10.4.        Waiver. Any failure of either Party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce such provisions.

          10.5.        Severability. If any term, clause or provision of this Agreement shall be judged by the competent authority to be invalid, the validity of any other term, clause or provision shall not be affected; and such invalid term, clause or provision shall be deemed deleted from this Agreement.

          10.6.        Notice. All notices required or permitted to be given hereunder shall be sent in writing by certified or registered airmail, or facsimile (with a confirmation letter thereof) to the address specified below or to such changed address as may have been previously specified in writing by the addressed Party:

If to Sumo:

SUMOWORKS, LIMITED
Attention: President
Unit 1806, 18/F, Lippo House, Causeway Bay Plaza 2
463-483 Lockhart Road
Causeway Bay, Hong Kong

If to PowerStream:

POWERSTREAM
Attention: President
140 S. Mountain Way Drive
Orem, Utah 84058

Unless otherwise proven, each such notice given by either Party hereto shall be deemed to have been received by the other Party on the sixth (6th) day following the mailing date or on the second (2nd) day following the facsimile date.

          IN WITNESS WHEREOF, each of the Parties hereto has executed this Product Purchase Agreement as of the Effective Date.

SUMOWORKS, LIMITED

By: /s/ Paul R. Ressler
Name: Paul R. Ressler
Its: ________________________________

LUND INSTRUMENT ENGINEERING, INC.

By: /s/ Mark W. Lund
Name: Mark W. Lund
Its: CEO

Schedule A
PWM Controller Design Specifications

1.       Functional Criteria

a.        Full range (0-100%) duty cycle control

b.       Soft-start acceleration

c.        Power gate on brake sensing

d.       Latched power gate on fault detect

e.        Latched power gate on low battery voltage

f.         Accessory output

g.       Parental speed control switch (50% duty cycle)

h.       FET twist grip throttle control

2.        Project Criteria

a.        Minimized cost (PowerStream will disclose all costs associated with the development and manufacture of the controller)

b.       Compact size

c.        Minimum complexity while providing above functionality